Exhibit 21.1

Legal Entity Name	Jurisdiction of Incorporation

WEX Bank	Utah
WEX Canada Ltd.	New Brunswick (Canada)
WEX Finance Inc.	Utah
Wright Express Fueling Solutions, Inc.	Delaware
WEX Europe (Netherlands) BV	The Netherlands
WEX New Zealand	New Zealand
Wright Express International Holdings LLC	Delaware
Wright Express UK Limited	England and Wales (United Kingdom)
Wright Express Holdings 2 LLC	Delaware
Wright Express Holdings 3 LLC	Delaware
Wright Express Holdings 4 LP	England and Wales (United Kingdom)
Wright Express International Holdings Ltd	England and Wales (United Kingdom)
WEX Bermuda 5 Limited	Bermuda
WEX Europe Services Ltd	England and Wales (United Kingdom)
UNIK S.A.	Brazil
WEX Europe Holdings Limited	Guernsey
WEX Europe Limited	England and Wales (United Kingdom)
WEX Europe Solutions Limited	England and Wales (United Kingdom)
WEX Europe Services Holdings Limited	England and Wales (United Kingdom)
WEX Australia Holdings Pty Ltd	Australia
WEX Card Holdings Australia Pty Ltd	Australia
WEX Australia Pty Ltd	Australia
WEX Fuel Cards Australia Ltd	Australia
WEX Europe Services SARL	Luxembourg
WEX Prepaid Cards Australia Pty Ltd	Australia
WEX Card Australia Pty Ltd	Australia
WEX Europe Services SAS	France
WEX Conso Pty Ltd	Australia
FleetOne Holdings, LLC	Delaware
Transplatinum Service, LLC	Tennessee
FleetOne Factoring, LLC	Tennessee
FleetOne, L.L.C.	Delaware
FleetOne Receivables, LLC	Delaware
WEX Asia Pte	Singapore
WEX Europe Fleet Services Limited	Ireland
WEX Europe Services SRL	Italy
WEX Europe Services B.V.	Netherlands
WEX Europe Services BVBA	Belgium
WEX Europe Services GmbH	Germany

WEX Europe Services AS	Norway
WEX Europe Services (UK) Ltd	England and Wales (United Kingdom)
WEX Canada Services Inc.	Canada
Retail Petroleum Services Limited	United Kingdom
Societe D'Exploitation Et De Developement D' Operations Commerciales	France
EB Holdings Corp.	Delaware
EB Holdings Corp II	Delaware
WEX Health Inc.	Delaware
Competitive Health, Inc.	California
First Access, Inc.	California
WEX Europe Svcs Telesales GmBH	Germany
Southern Cross WEX 2014 - 1 Trust	Australia
OTR Holdings LLC	Delaware
OTR Topco LLC	Delaware
Electronic Funds Source LLC	Utah
Truckers B2B, LLC	Delaware
EFS Payments LLC	Delaware
Electronic Funds Sources Canada Inc.	Canada
TCH Canada Inc.	Utah
OTR Blocker LLC	Delaware
WEX Europe UK Limited	United Kingdom
Stichting WEX Europe NL	Netherlands
WEXPAYMENTS S.A.U	Argentina
Pavestone Capital LLC	Idaho
PO Holdings, LLC	Delaware
Discovery Benefits, LLC	North Dakota
Noventis Inc.	Delaware
Payment Connection Inc.	Delaware